Exhibit 99.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is entered into as of April 18, 2024, by and among, Steel Excel Inc. a Delaware corporation (the “Company”), and [     ] (the “Seller”).

RECITALS

WHEREAS, Mohammad Ladjevardian (“Mr. Ladjevardian”) owned shares of common stock of Steel Connect, Inc., a Delaware corporation (“STCN”);

WHEREAS, on April 30, 2023, STCN entered into an exchange transaction (the “Exchange Transaction”) with Steel Partners Holdings L.P., the Company, and WebFinancial Holding Corporation (collectively, the “Entity Defendants”);

WHEREAS, on September 1, 2023, Mr. Ladjevardian filed a Verified Complaint against the Company and certain other defendants in connection with the Exchange Transaction in the Court of Chancery of the State of Delaware, initiating the action styled Ladjevardian v. Lichtenstein et al., C.A. No. 2023-0897 (Del. Ch.) (the “Litigation”);

WHEREAS, as of the date hereof, the Seller owns [ ] shares of common stock, par value $0.01 per share, of STCN (the “Purchased Shares”);

WHEREAS, in order to avoid the cost and uncertainty of litigation, concerning the performance of the Company and its employees as directors and officers of STCN, the Entity Defendants and certain other individual defendants are entering into the Settlement Agreement (as defined herein) pursuant to which all disputes with respect to the Litigation will be settled; and

WHEREAS, in furtherance of the Settlement Agreement, (i) the Company wishes to purchase from the Seller and the Seller wishes to sell to the Company, all of the Purchased Shares, and (ii) the Company has agreed to make a settlement payment to the Seller, in each case on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the promises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
PURCHASE OF THE PURCHASED SHARES

Section 1.1 Purchase and Sale of the Purchased Shares. Subject to the terms and conditions hereof and in reliance upon the representations and warranties of the parties contained herein:

(a) the Seller shall sell, assign, transfer and deliver to the Company all of its rights, title and interests in and to all of the Purchased Shares, free and clear of any lien, pledge, charge, security interest, encumbrance, option, or other adverse claim thereto (a “Lien”), in exchange for a cash payment equal to $[ ] per share for an aggregate of $[ ] (the “Aggregate Purchase Consideration”); and

(b) to resolve the breach of fiduciary duty and other associated claims in the Litigation, the Company shall pay to the Seller a settlement payment in the amount of $[ ] (the “Settlement Payment” and, together with the Aggregate Purchase Consideration, the “Settlement Amount”).

The Settlement Amount is payable by wire transfer of immediately available funds to the account designated by the Seller. The transactions contemplated in this Agreement are referred to herein as the “Settlement Transaction”.

Section 1.2 Closing.

(a) The closing of the Settlement Transaction (the “Closing”) shall be held at 9:00 a.m., local time, on April 23, 2024 (the “Closing Date”) at the offices of the Company, 590 Madison Avenue, 32nd Floor, New York, New York , or such other place or such other manner as may be mutually agreed upon in writing by the parties hereto, including remotely by electronic exchange of documents on the Closing Date.

(b) At the Closing, (i) the Company shall transfer the Settlement Amount to the Seller, by wire transfer of immediately available funds to such account designated by the Seller prior to the Closing and (ii) the Seller shall deliver, or cause to be delivered, (a) the Purchased Shares to the Company by book entry, in accordance with the applicable procedures of The Depository Trust Company or such other method as agreed upon by the parties, and (b) all other documents and instruments reasonably requested by the Company or STCN’s transfer agent to effect the transfer of the Purchased Shares to the Company.

Section 1.3 Confidentiality. The Seller shall not, without the prior written consent of the Company, disclose (a) the existence or contents of this Agreement; (b) the fact that discussions, or negotiations are taking, or have taken, place concerning (i) the purchase and sale of the Purchased Shares, including the status thereof, the Aggregate Purchase Consideration, and any communications that are taking or have taken place with the management of the Company or any of its affiliates, and (ii) the Settlement Payment, or (c) any terms, conditions, or other matters relating to this Agreement, other than to those of its employees, agents or representatives having a legitimate need to know for purposes of this Agreement and who have an obligation to keep such information confidential.

Section 1.4 Settlement Agreement. On the date hereof, the Seller shall duly execute and deliver to the Company, the settlement agreement, in the form agreed to by the parties (the “Settlement Agreement”). For the avoidance of doubt, the Company shall have no obligation to purchase the Purchased Shares or pay the Settlement Payment if the Seller has not executed and delivered the Settlement Agreement to the Company.

Section 1.5 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as any party reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement.

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ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Seller that the statements contained in this ARTICLE II are correct and complete as of the date of this Agreement and as of the Closing.

Section 2.1 Existence; Authority; Binding Effect. The Company is (i) duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to enter into this Agreement and consummate the transaction contemplated hereby. The execution and delivery of this Agreement and any other agreements or instruments executed or to be executed and delivered in connection herewith, and the consummation of the transactions contemplated hereby and thereby, by the Company have been duly and validly authorized and approved by the board of directors of the Company and no other actions on the part of the Company are necessary in respect thereof other than those that will be taken prior to the Closing. This Agreement is, and each agreement and instrument executed hereunder by the Company in connection herewith will be, a valid and binding obligation of the Company, enforceable in accordance with its respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”).

Section 2.2 No Violation. None of the execution, delivery or performance of this Agreement and each of the other agreements or instruments executed and delivered by the Company in connection herewith, will conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company under (i) the organizational documents of the Company; (ii) any law, order, writ, injunction or decree applicable to the Company or by which any property or asset of the Company is bound or affected; or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected.

Section 2.3 Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any governmental entity or any other person is required to be obtained, made or given by or with respect to the Company in connection with the execution and delivery of this Agreement or other agreements or instruments executed and delivered hereunder or thereunder by the Company, or the performance of any obligations hereunder or thereunder by the Company, other than those that will be made or obtained at or prior to Closing or any disclosures required under the Securities Exchange Act of 1934, as amended.

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Section 2.4 Company Release. The Company and its affiliates, and their respective successors and/or assigns, hereby irrevocably forever release, discharge and waive any and all claims, rights, causes of action, suits, obligations, debts, demands, liabilities, controversies, costs, expenses, fees, or damages of any kind (including, but not limited to, any and all claims alleging violations of federal or state securities laws, common-law fraud or deceit, breach of fiduciary duty, negligence or otherwise), whether directly, derivatively, representatively or in any other capacity, against the Seller, and any of its affiliates, including, without limitation, any and all of their present and/or past fiduciaries, agents or accounts under management, and their respective successors and assigns, which arise from their ownership of the Purchased Shares provided, however, that nothing herein shall release Seller from any obligations under this Agreement or the Settlement Agreement. The Company has full legal, power and authority to release all such parties and in such manner as described in this Section 2.4 for itself and on behalf of its affiliates, and their respective successors and/or assigns and such release is binding and enforceable against the Company and its affiliates, and their respective successors and/or assigns.

Section 2.5 No Broker’s Fees. The Company has not incurred nor become liable for any broker’s commissions or finder’s fee relating to the transactions contemplated by this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

The Seller represents and warrants to the Company that the statements contained in this ARTICLE III are correct and complete as of the date of this Agreement and as of Closing.

Section 3.1 Title to Purchased Shares. The Seller has good, valid and marketable title to all of the Purchased Shares free and clear of all Liens. Except for this Agreement, Seller is not a party to or bound by any contract, option or other arrangement or understanding with respect to the purchase, sale, delivery, transfer, gift, pledge, hypothecation, encumbrance, assignment or other disposition or acquisition of (including by operation of law) any Purchased Shares (or any rights or interests of any nature whatsoever in or with respect to any Purchased Shares) or as to voting, agreeing or consenting (or abstaining therefrom) with respect to any amendment to or waiver of any terms of, or taking any action whatsoever with respect to, the Purchased Shares. Seller does not beneficially own any shares of common stock or equity interests in STCN other than the Purchased Shares.

Section 3.2 Existence; Authority; Binding Effect. Seller has full legal capacity, power and authority to execute and deliver this Agreement, and any other agreements or instruments executed or to be executed by it in connection herewith and to consummate the transactions contemplated herein and therein. The execution, delivery and performance by Seller of this Agreement and any other agreements or instruments executed or to be executed and delivered by Seller in connection herewith, and the consummation of the transactions contemplated hereby and thereby by Seller, have been duly and validly authorized and approved, and no other actions on the part of such Seller is necessary in respect thereof. Seller has all necessary power and authority to act for and bind Seller to this Agreement and to perform its obligations hereunder. This Agreement is, and the other agreements and instruments executed hereunder by Seller in connection herewith will be, a valid and binding obligation of Seller, in each case, to the extent party thereto, enforceable in accordance with its respective terms, except as enforcement thereof may be limited by the Enforceability Exceptions.

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Section 3.3 No Violation. None of the execution and delivery of this Agreement, or any other agreements or instruments executed and delivered by Seller in connection herewith, nor the performance of any obligations hereunder or thereunder by Seller, will conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under or result in the creation of any Lien upon the Purchased Shares held by Seller under (i) the organizational documents of such person, including any limited partnership or similar agreement; (ii) any law, order, writ, injunction or decree applicable to such Seller or by which any property or asset of such Seller is bound or affected; or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which Seller is a party or by which Seller or any property or asset of Seller is bound or affected.

Section 3.4 Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any governmental entity or any other individual, corporation, association, partnership or other entity or organization is required to be obtained, made or given by or with respect to Seller in connection with the execution and delivery of this Agreement or other agreements or instruments executed and delivered hereunder or thereunder by Seller, or the performance of any obligations hereunder or thereunder by Seller.

Section 3.5 Adequate Information; No Reliance. The Seller acknowledges and agrees that (i) it has been furnished with all materials it considers relevant to making an investment decision to enter into this Agreement and has had the opportunity to review the Company’s filings and submissions with the Securities and Exchange Commission, including, without limitation, all information filed or furnished pursuant to the Exchange Act, (ii) Seller, together with its professional advisers, is a sophisticated and experienced investor and is capable of evaluating, to its satisfaction, the accounting, tax, financial, legal and other risks associated with the sale of the Purchased Shares, and that Seller has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the sale of the Purchased Shares and to make an informed investment decision with respect to such sale of the Purchased Shares, and (iii) it is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives, except for the representations and warranties made by the Company in this Agreement.

Section 3.6 Non-Public Information. Seller acknowledges that (a) the Company now possesses and may hereafter possess certain non-public information concerning STCN and its affiliates and/or the Purchased Shares that may or may not be independently known to Seller (the “Non-Public Information”) which may constitute material information with respect to the foregoing, and (b) the Company is relying on this representation and would not enter into a transaction to purchase the Purchased Shares from Seller absent this representation. Seller agrees to sell the Purchased Shares to the Company notwithstanding that the Non-Public Information exists and the Company has not disclosed any Non-Public Information to Seller. Seller acknowledges that it is a sophisticated Seller with respect to the purchase, sale and valuation of securities such as the Purchased Shares and that the Company has no obligations to Seller to disclose such Non-Public Information and no fiduciary obligations to Seller.

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Section 3.7 Release. Seller and its respective affiliates, successors and/or assigns, hereby irrevocably forever releases, discharges and waives any and all claims, rights, causes of action, suits, obligations, debts, demands, liabilities, controversies, costs, expenses, fees, or damages of any kind (including, but not limited to, any and all claims alleging violations of federal or state securities laws, common-law fraud or deceit, breach of fiduciary duty, negligence or otherwise), whether directly, derivatively, representatively or in any other capacity, against the Company and STCN, and any of their affiliates, including, without limitation, any and all of their present and/or past directors, officers, employees, fiduciaries, agents or accounts under management, and their respective successors and assigns, which arise from the fact that Non-Public Information has not been disclosed to them in connection with the sale of the Purchased Shares. Seller has full legal capacity, power and authority to release all such parties and in such manner as described in this Section 3.7 for itself and on behalf of its respective affiliates, successors and/or assigns and such release is binding and enforceable against the Seller and its respective affiliates, successors and/or assigns.

Section 3.8 No Broker’s Fees. Seller has not incurred nor become liable for any broker’s commissions or finder’s fee relating to the transactions contemplated by this Agreement.

ARTICLE IV
MISCELLANEOUS

Section 4.1 Entire Agreement. This Agreement and the Settlement Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto or thereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

Section 4.2 Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors.

Section 4.3 Assignments. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this Section 4.3 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

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Section 4.4 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR CAUSE OF ACTION (WHETHER IN CONTRACT OR IN TORT) ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED BY THIS AGREEMENT. THE PARTIES HERETO EACH HEREBY AGREE TO WAIVE THE RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED BY THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL ACTIONS THAT MAY BE FILED IN ANY COURT AND THAT ARISE OUT OF THIS AGREEMENT, INCLUDING, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP AND THAT THEY WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED BY THIS AGREEMENT. IN THE EVENT OF AN ACTION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY A COURT.

Section 4.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

Section 4.6 Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

Section 4.7 Governing Law and Jurisdiction. This Agreement and any litigation between the parties arising out of this Agreement (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles. To the fullest extent permitted by applicable law, each of the parties to this Agreement (i) irrevocably agrees that all claims or causes of action (whether in contract or tort) that arise out of this Agreement or any of the other agreements, instruments or documents contemplated by this Agreement shall be exclusively resolved by the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware does not have jurisdiction over a particular matter, the Superior Court of the State of Delaware (and the Complex Commercial Litigation Division thereof if such division has jurisdiction over the particular matter), or if the Superior Court of the State of Delaware does not have jurisdiction, any federal court of the United States of America sitting in the State of Delaware) (the “Delaware Courts”), and (ii) waives any objection or defense that it may now or hereafter have to the resolution of any such claims or causes of action by the Delaware Courts. Each of the parties to this Agreement consents to and agrees that service of process, summons, notice or document delivered to a party to this Agreement by certified or registered mail, return receipt requested and postage prepaid, addressed to it at the applicable address set forth in this Section 4.7 or in any other manner permitted by applicable law shall, to the fullest extent permitted by applicable law, be effective service of legal process.

Section 4.8 Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

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Section 4.9 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental body, or arbitrator not to be enforceable in accordance with its terms, the parties hereto agree that the Governmental Body, or arbitrator, making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

Section 4.10     Expenses. Each party hereto will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

Section 4.11     Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

Section 4.12     Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

Section 4.13     Notice. All notices, requests, demands, claims and other communications under this Agreement shall be in writing. Any notice, request, demand, claim or other communication under this Agreement shall be deemed duly given when delivered personally to the recipient (i) one (1) business after being sent to the recipient by reputable overnight courier service (charges prepaid), (ii) one (1) business day after being sent to the recipient by facsimile transmission or electronic mail, or (iii) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

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If to the Company, addressed to it at:

Steel Excel Inc.
590 Madison Avenue, 32nd Floor
New York, New York
Attention: Joseph Martin
Email: jmartin@steelpartners.com

With a copy to:

Greenberg Traurig, P.A.
401 East Las Olas Blvd.
Suite 2000
Fort Lauderdale, FL 33301
Attention: Alan I. Annex
Email: Alan.Annex@gtlaw.com

If to Seller, addressed to it at:

c/o Andersen Sleater Sianni LLC
64 Laurel Mountain Ct.
Carmel, NY 10512
Attention: Jessica Sleater
E-mail: Jessica@andersensleater.com

Any party to this Agreement may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner set forth in this Section 4.13.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

SELLER:

[ ]

By:
Name:
Title:

COMPANY:

Steel Excel Inc.

By:
Name:
Title: